Exhibit 3.4

FORM OF AMENDED AND RESTATED

BYLAWS

OF

EMERALD EXPOSITIONS EVENTS, INC.

(A DELAWARE CORPORATION)

ARTICLE I
OFFICES

Section 1.     Registered Office. The registered office of Emerald Expositions Events, Inc. (the “Corporation”) in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

Section 2.     Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors of the Corporation (the “Board of Directors”), and may also have offices at such other places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 1.     Location of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 12 hereof in accordance with Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Section 2.     Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be given by such delivery means (mail, telecopy, electronic or other) as the Secretary of the Corporation deems appropriate and in compliance with law and shall be delivered to the stockholder’s address as it appears on the stock transfer records of the Corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the stock transfer records of the Corporation. Any waiver of such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, and such person objects at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.     Annual Meetings of Stockholders.

(a)     The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting, directors shall be elected and only such other business shall be conducted as shall have been properly brought before the meeting, unless, subject to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the stockholders have acted by written consent to elect directors as permitted by the DGCL. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board of Directors of the Corporation and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation in accordance with these Bylaws. The Board of Directors may adjourn, postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

(b)     For nominations of directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice (a “Stockholder Notice”) shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than 5:00 P.M. EST on the ninetieth (90th) day nor earlier than the one-hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, the Stockholder Notice must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of stockholders of the Corporation following the initial public offering of its capital stock, the first anniversary of the preceding year’s annual meeting shall be deemed to be April 21, 2018. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above. Such Stockholder Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and each such person’s written consent to being named in the proxy statement as a nominee and, if elected, to serving as a director and complying with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation) and such other information as is required by law, regulation stock exchange rule or other legal requirement; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by such stockholder and such beneficial owner; (C) a description of any agreement, arrangement or understanding between or among such stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”) in connection with the proposal of such nomination or other business; (D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proponent persons or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”); (E) to the extent not disclosed pursuant to clause (D) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by the proponent persons, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of the proponent persons relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (F) any other information relating to the proponent persons required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (G) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (H) any material interest of the stockholder in such business; and (I) a representation as to whether the proponent persons, if any, intend, or are part of a group which intends to: (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (2) otherwise solicit proxies from stockholders in support of such proposal or nomination, (3) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (4) provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. The Corporation may require any proposed nominee to furnish such other information and submit to interviews as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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(c)     Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder (or an authorized representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or the proposed business described in such stockholder’s Stockholder Notice, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3(c), to be considered a qualified representative of a stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(d)     Notwithstanding anything to the contrary contained in this Section 3 or Section 4 hereof, prior to the first such time (the “Trigger Date”) that the Onex Group (as defined in the Certificate of Incorporation) ceases to beneficially own more than fifty percent (50%) of the then-outstanding shares of the common stock of the Corporation, the Onex Group shall not be subject to the notice procedures set forth in this Section 3 or Section 4 hereof with respect to any annual or special meeting of stockholders.

Section 4.     Special Meetings.

(a)     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may only be called in accordance with the provisions of the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to only such business brought before the meeting pursuant to the Corporation’s notice of meeting.

(b)     Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors, or a committee appointed by the Board of Directors for such purpose, (or, prior to the Trigger Date, the stockholders pursuant to Section 4(a) hereof) in accordance with the Certificate of Incorporation or (2) provided that the Board of Directors (or, prior to the Trigger Date, the stockholders pursuant to Section 4(a) hereof) has specified in its notice of meeting that directors shall be elected at such meeting, by (x) any stockholder of the Corporation who provides a timely Stockholder Notice to the Secretary of the Corporation that complies with the notice procedures set forth in paragraph (b) of Section 3 hereof or (y), prior to the Trigger Date, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 5.     Compliance with Procedures. Only such persons who are nominated in accordance with the procedures set forth in Section 3 or Section 4 hereof, as applicable, shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 3 or Section 4 hereof, as applicable. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 3 or Section 4 hereof, as applicable and (ii) if any proposed nomination or business is not in compliance with Section 3 or Section 4 hereof, as applicable (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (iii)(I) of paragraph (b) of Section 3 hereof), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

The meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or if he or she is absent or unable to preside, a presiding officer chosen by resolution of the Board of Directors. The Secretary of the Company, if present, shall act as secretary of such meetings or, if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary of the meeting shall be appointed by the person presiding over the meeting. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.

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Section 6.     Compliance with the Exchange Act. Notwithstanding the provisions of Section 3 and Section 4 hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in Section 3 and Section 4 hereof; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including Section 3(a)(iii) and Section 4 hereof), and compliance with Section 3(a)(iii) and Section 4 hereof shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances. Nothing in either Section 3 or Section 4 hereof shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 7.     Quorum; Adjournment. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum; provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a meeting cannot be organized because a quorum has not attended, the chairperson of the meeting or a majority of the voting power represented in person or by proxy may adjourn the meeting to such time and place as they may determine, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 8.     Vote Required. All questions submitted to the stockholders and all actions by the stockholders other than the election of directors shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 9.     Voting Procedures. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his, her or its name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 5 of Article VI hereof.

Section 10.     Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder that appears on the records of the Corporation and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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Section 11.     Inspectors. Prior to each meeting of the stockholders, one or more inspectors shall be appointed by the Board of Directors, or, if no such appointment shall have been made, such inspectors shall be appointed by the chairman of the meeting, to act thereat. Each inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector(s) shall take charge of the ballots at such meeting, count the ballots cast on any question and deliver a written report of the results thereof to the secretary of such meeting. The inspector(s) need not be stockholders of the Corporation, but no director or nominee for the office of director shall be appointed as an inspector of elections. Any officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested other than as a stockholder.

Section 12.     Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)     participate in a meeting of stockholders; and

(b)     be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that

1.	the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

2.	the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

3.	if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
DIRECTORS

Section 1.     Number. The number of directors shall be fixed in the manner provided in the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders of the Corporation.

Section 2.     Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled, by the Board of Directors, except as may be otherwise provided by law or the Certificate of Incorporation. The Board of Directors may elect from among its members a chairperson and one or more vice-chairpersons to perform such duties as may be designated by the Board of Directors. If such chairperson or vice-chairpersons so elected is unable to serve for any reason, the Board of Directors may by resolution appoint from among its members a replacement until such time as the chairperson or vice-chairperson so elected is able to resume his or her service. The Chairman of the Board of Directors, or such other person selected by a majority of the members of the Board of Directors then in office, shall preside at all meetings of the Board of Directors and all meetings of the stockholders at which he or she is present.

Section 3.     Election and Tenure. Each director shall be elected in the manner specified in the Certificate of Incorporation and shall hold office until such time as is set forth therein.

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Section 4.     Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors shall be filled only in the manner specified in the Certificate of Incorporation. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, disability, disqualification, removal or resignation of any director.

Section 5.     Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary of the Corporation or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

Section 6.     Removal. A director may be removed from the Board of Directors only in satisfaction of, and in accordance with, the provisions of the Certificate of Incorporation and the DGCL.

Section 7.     Meetings.

(a)     Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held after the annual meeting of the stockholders and may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

(b)     Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, Chief Executive Officer or by the Board of Directors pursuant to the following sentence, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the Board of Directors then in office. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business or home address, or by means of electronic transmission to such director’s last known e-mail address in each case under this clause (b) at least twenty-four (24) hours in advance of the meeting or (c) by sending written notice by first-class mail to such director’s last known business or to such other address as any director may request by notice to the Secretary at least seventy-two (72) hours in advance of the meeting. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

(c)     Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(d)     Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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Section 8.     Quorum and Voting.

(a)     Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, a quorum of the Board of Directors shall consist of a majority of the total number of directors then in office; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn such meeting to another time and place. Notice of any adjourned meeting shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of such meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business or home address, or by means of electronic transmission to such director’s last known e-mail address in each case under this clause (b) at least twenty-four (24) hours in advance of the meeting or (c) by sending written notice by first-class mail to such director’s last known business or to such other address as any director may request by notice to the Secretary at least seventy-two (72) hours in advance of such meeting. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

(b)     At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present at such meeting, unless a different vote shall be required by law, the Certificate of Incorporation or these Bylaws.

Section 9.     Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.     Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, or a committee appointed by the Board of Directors for such purpose, including, if so approved, by resolution of the Board of Directors, or a committee appointed by the Board of Directors for such purpose, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors; provided, however, that no fixed sum as compensation for service as a director shall be payable to directors who are also officers or employees of the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 11.     Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopting, amending or repealing any of these Bylaws or (iii) as may otherwise be excluded by law or the Certificate of Incorporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.     Reliance on Accounts and Reports, Etc. A director, as such or as a member of any committee designated by the Board of Directors, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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ARTICLE IV
OFFICERS

Section 1.     Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, a President and a Secretary, each of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint other officers as are desired, including a Chief Executive Officer, Treasurer, a Chief Financial Officer, a Controller, one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as may be appointed in accordance with the provisions of Section 3(i) hereof. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. In the event there are two or more Vice Presidents, then the directors may, at the time of the election of the officers, by resolution determine the order of their rank. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

Section 2.     Compensation of Officers. The Board of Directors, or a committee appointed by the Board of Directors for such purpose, shall have authority (i) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers or employees and (ii) to authorize officers of the Corporation to fix the compensation of subordinate employees.

Section 3.     Tenure and Duties of Officers.

(a)     Election, Removal and Vacancies. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless their earlier death, resignation or removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office, or by the unanimous written consent of the directors then in office, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the officer, if any, who appointed the person formerly holding such office.

(b)     Chief Executive Officer. The Chief Executive Officer, if such officer is appointed, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be required by law to be executed and delivered by another person.

(c)     President. The President, to the extent he or she is not also serving as Chief Executive Officer, shall see that all orders and resolutions by the Board of Directors are carried into effect. Individuals appointed to the office of President shall perform, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of President and such other duties as the Board of Directors or the Chief Executive Officer may assign to the President from time to time. The President may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors or the Chief Executive Officer has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.

(d)     Vice Presidents. Each Vice President of the Corporation shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer or President, such duties as the Board of Directors, the Chief Executive Officer, the President or such other officer or officers may assign to such Vice President from time to time. Vice Presidents of the Corporation may be further designated as Executive Vice Presidents, Senior Vice Presidents, Corporate Vice Presidents, Assistant Vice Presidents or such other similar title as the Board of Directors, the Chief Executive Officer, the President or such other officer or officers may designate.

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(e)     Secretary. The Secretary of the Corporation or his or her designee shall attend all meetings of the stockholders of the Corporation, the Board of Directors and committees established by the Board of Directors and shall record correctly the proceedings of such meetings in a book suitable for such purposes. The Secretary shall attest with a signature (in facsimile or otherwise) all stock certificates issued by the Corporation and shall keep or cause to be kept a stock ledger in which all transactions pertaining to shares of all classes and series of capital stock of the Corporation shall be correctly recorded. The Secretary shall also attest with a signature (in facsimile or otherwise) all deeds, conveyances or other instruments. The Chief Executive Officer or the Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board of Directors or committees established by the Board of Directors. The Secretary is authorized to issue certificates attesting to the incumbency of officers of the Corporation or to actions duly taken by the stockholders of the Corporation, the Board of Directors or any committee established by the Board of Directors. The Secretary shall perform, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of Secretary and such other duties as the Board of Directors or the Chief Executive Officer may assign to the Secretary from time to time. The duties of the Secretary may also be performed by any Assistant Secretary of the Corporation. The Secretary shall have the power and authority to appoint one or more Assistant Secretaries of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

(f)     Chief Financial Officer. The Chief Financial Officer of the Corporation in general shall supervise all of the financial affairs of the Corporation, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of Chief Financial Officer and such other duties as the Board of Directors or the Chief Executive Officer may assign to the Chief Financial Officer from time to time. Unless the Board of Directors shall have designated another principal accounting officer by resolution, the Chief Financial Officer shall be the Principal Accounting Officer.

(g)     Treasurer. The Treasurer of the Corporation, if any, shall have the care and custody of all the funds, notes, bonds, debentures, stock and other securities of the Corporation that may come into the hands of the Treasurer, acting in such capacity. The Treasurer shall be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation and shall ensure that the Corporation is adequately funded at all times by arranging, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, for the issuance of debt, equity and other forms of securities that may be necessary or appropriate. The Treasurer may endorse (in facsimile or otherwise) checks, drafts, notes, bonds, debentures and other instruments for the payment of money for deposit or collection when necessary or appropriate and may deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate from time to time, and the Treasurer may endorse (in facsimile or otherwise) all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may deliver instructions to financial institutions by facsimile or otherwise. The Treasurer may execute (in facsimile or otherwise) all receipts and vouchers for payments made to the Corporation. The Treasurer shall render an account of the Treasurer’s transactions to the Board of Directors or its Audit Committee as often as the Board of Directors or its Audit Committee shall require from time to time. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose, a full and adequate account of all monies received and paid by the Treasurer on account of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond to the Corporation for the faithful performance of the Treasurer’s duties, the expenses of which bond shall be borne by the Corporation. The Treasurer shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Treasurer and such other duties as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may assign to the Treasurer from time to time. The duties of the Treasurer may be performed by any Assistant Treasurer of the Corporation. The Treasurer shall have the power and authority to appoint one or more Assistant Treasurers of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

(h)     Controller. The Controller of the Corporation shall have the responsibility to maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures throughout the Corporation. The Controller also shall keep in books belonging to the Corporation full and accurate accounts of receipts of, and disbursements made by, the Corporation. The Controller shall render an account of the Controller’s transactions to the Board of Directors or its Audit Committee as often as the Board of Directors or its Audit Committee shall require from time to time. The Controller shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Controller and such other duties as the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, may assign to the Controller from time to time. The duties of the Controller may also be performed by any Assistant Controller of the Corporation. The Controller shall have the power and authority to appoint one or more Assistant Controllers of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

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(i)     Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. In addition, the Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties; provided, however, that any action by an appointing officer may be superseded by action by the Board of Directors.

Section 4.     Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.     Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

ARTICLE V
EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 1.     Execution of Corporate Instruments. a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

(b)     All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(c)     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 2.     Voting of Securities Owned by the Corporation. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall, if permitted by law, be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

ARTICLE VI
SHARES OF STOCK

Section 1.     Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. All signatures on the certificates referred to in this Section may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with law, the Certificate of Incorporation and these Bylaws.

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Section 2.     Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3.     Lost, Stolen or Destroyed Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation and/or the Corporation’s transfer agent (the “Transfer Agent”) (an affidavit of the registered holder shall be satisfactory) of the ownership and the misplacement, loss, theft, destruction or mutilation of any certificate evidencing shares of the Corporation’s common stock, and in the case of any such misplacement, loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of mutilation, upon surrender of such certificate, the Corporation shall (at the Corporation’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of common stock of the Corporation represented by such misplaced, lost, stolen, destroyed or mutilated certificate and dated the date of such misplaced, lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the shares of common stock of the Corporation represented by such new certificate from the date to which dividends have been fully paid on such misplaced, lost, stolen, destroyed or mutilated certificate. The Corporation or its Transfer Agent may require the owner of such misplaced, lost, stolen, destroyed or mutilated certificate to give the Corporation or its Transfer Agent a bond or other security sufficient to indemnify it against any claim that may be made against it on account of the alleged misplacement, loss, theft, destruction or mutilation of any such certificate or issuance of such new certificate; provided, however, that if the holder is a member of the Onex Group or a financial institution or institutional investor with net worth sufficient to satisfy such liability (as determined by the Corporation in its sole discretion), the agreement of such holder will be sufficient.

Section 4.     Transfers.

(a)     Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by a certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)     The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 5.     Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7.     Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

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ARTICLE VII
DIVIDENDS

Section 1.     Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting, or by written consent in accordance with the DGCL and these Bylaws. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation and law.

(a)     Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
FISCAL YEAR

Section 1.     Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board.

ARTICLE IX
Books and Records.

Section 1.     Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

ARTICLE X
INDEMNIFICATION

Section 1.     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

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Section 2.     Right to Advancement of Expenses. In addition to the right to indemnification conferred by Section 1 hereof, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.     Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

Section 4.     Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred by this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any law, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5.     Nature of Rights. The rights conferred upon indemnitees by this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.     Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.     Subrogation. In the event of payment under this Article X, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all documents, and do all acts, that as the Corporation may reasonably request to secure such rights, including the execution of such documents as the Corporation may reasonably request to enable the Corporation effectively to bring suit to enforce such rights.

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ARTICLE XI
NOTICES

Section 1.     Notices.

(a)     Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 2 of Article II hereof. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b)     Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 7 of Article III hereof. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

ARTICLE XII
AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or by the stockholders, in each case subject to and only in accordance with the provisions of the Certificate of Incorporation. The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors by the Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws as set forth therein.

Notwithstanding the foregoing, no amendment, alteration or repeal of Article X shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former Director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

ARTICLE XIII
CONSTRUCTION

Section 1. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that:

(1)     I am the duly elected and acting Secretary of Emerald Expositions Events, Inc., a Delaware corporation; and

(2)     the foregoing Amended and Restated Bylaws, comprising 17 pages, constitute the Bylaws of said corporation as duly adopted by the written consent of holders of a majority of the shares of voting stock of said corporation as of _____________, ___, 2017.

IN WITNESS WHEREOF, I have hereunto subscribed my name this ___ day of ______________, 2017.

David Gosling, Senior Vice President,
General Counsel and Secretary